EXHIBIT 99.2

Synthesis Energy Systems, Inc. Reports Another Milestone Achievement at the First of Three Aluminum Corporation of China Industrial Syngas Gasification Plants

HOUSTON, Sept. 14, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, reports a progress update from Suzhou Thvow Technology Co., Ltd. (THVOW) (Shenzhen listing code:002564) regarding the first of three previously announced natural gas replacement projects under construction for Aluminum Corporation of China Limited (CHALCO) (NYSE:ACH) (HKEx:2600) (SSE:601600), located in Zibo City, Shandong Province. THVOW has reported that the Zibo City project, which entered its commissioning phase in June 2015, has achieved an important milestone with the first of the two gasification systems having successfully completed 72 hours of continuous full-load testing. Once all testing work has been completed and the project turned over to CHALCO, the Zibo Project would become the largest domestic Chinese gasification project of its type.

The test results confirmed that the performance of the first of two SES Gasification Technology (SGT) gasification systems installed in the Zibo Project meets the required design requirements. During the continuous full-load test, the SGT gasifier system produced 110% of the required design syngas capacity, reaching 43,000 NCM (normal cubic meters) per hour of clean syngas. Additionally, the energy content of the syngas also exceeded the design requirements by 10%.

"The SES technical team has been working closely with our Tianwo-SES JV partner and our China JV partner's ICCDI design institute to help achieve this operating milestone. During this commissioning phase, the project has been routinely supplying the Shandong CHALCO branch with syngas for more than a month as the teams complete commissioning and refine the operation of the gasification systems," stated DeLome Fair, President SES Technologies, LLC. "Our SES Gasification Technology has very broad flexibility regarding the range of coal feedstocks it can gasify and this, combined with very high gasification efficiency, lower water consumption and lower construction cost than comparable technologies, has the potential to bring significant value to projects using our technology.

"This first CHALCO project at Zibo City is making another important step in demonstrating these key attributes of our technology which we believe is the future of coal gasification," added Ms. Fair.

Total construction order commitments of approximately 650 million Yuan ($102 million) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code:002564), is expected to be approximately 140.3 million Yuan ($22 million). Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with STT.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES' advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Thvow Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China's largest alumina and primary aluminum producer and the world's second largest alumina producer. CHALCO was established as a joint stock limited company in the People's Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE: ACH; Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com